Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 6, 2012

2011 OPERATING RESULTS AND INCREASED 2012 GUIDANCE ANNOUNCED

BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 6, 2012 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2011. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO and AFFO available to common stockholders:

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Revenues	$74,400	$59,516	$265,793	$227,888

Net earnings available to common stockholders	$25,874	$12,519	$85,540	$66,212
Net earnings per common share (diluted)	$0.26	$0.15	$0.96	$0.80

FFO available to common stockholders	$41,038	$23,990	$139,665	$108,328
FFO per common share (diluted)	$0.42	$0.29	$1.57	$1.31

FFO excluding impairment losses and other charges, net of recoveries	$40,051	$31,661	$139,258	$119,781
FFO excluding impairment losses and other charges, net of recoveries per share	$0.41	$0.38	$1.57	$1.45

AFFO available to common stockholders	$42,729	$34,851	$150,815	$131,721
AFFO per common share (diluted)	$0.43	$0.41	$1.70	$1.59

•	Portfolio occupancy was 97.4% at December 31, 2011, as compared to 97.2% at September 30, 2011, and 96.9% at December 31, 2010

2011 Highlights:

•	Increased FFO per share 8.3% from $1.45 in 2010 to $1.57 in 2011 (excluding impairments)

•	Dividend yield at December 31, 2011 of 5.8%

•	Dividends per share increased to $1.53 (+ 1.3%) marking the 22nd consecutive year of annual dividend increases - one of only 104 public companies with 22 or more consecutive annual dividend increases

•	Maintained high occupancy levels at 97.4%

•	Invested $772.4 million in 218 properties with an aggregate 3,448,000 square feet of gross leasable area

•	Sold eight properties for $12.6 million producing $527,000 of gains on sale (not included in FFO)

•	Expanded unsecured bank credit facility to $450 million while extending the term to May 2015 and reducing the interest rate to LIBOR + 150 bps

2011 Highlights (continued):

•	Maintained strong balance sheet raising $521 million from the issuance of common equity

•	Generated annual total return to shareholders of 5.6% for 2011 and 11.8% annually for the past 15 years

Investments and Dispositions for the quarter ended December 31, 2011:

•	Investments:

•	$327.1 million in the Property Portfolio, including acquiring 111 properties with an aggregate 975,000 square feet of gross leasable area

•	Dispositions:

•	Three properties with net proceeds of $3.5 million

Capital transactions for the quarter ended December 31, 2011:

•	Completed 8,050,000 common shares offering priced at $25.75 generating net proceeds of $198.3 million

•	Issued 1,322,285 common shares generating $33.7 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

National Retail Properties announced an increase in 2012 FFO guidance to $1.65 to $1.70 per share before any impairment expense and estimated AFFO to be $1.74 to $1.79 per share. The FFO guidance equates to the net earnings before any gains or losses from the sale of real estate of $1.03 to $1.08 per share plus $0.62 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “The strong investment activity in 2011 drove significant FFO per share growth in 2011 and positions us well for continued growth in profitability in 2012 as evidenced by our increased FFO guidance. Notably, the $772 million of investments made in 2011 were financed with over $520 million of new equity which we were able to deploy on a very accretive basis and allow us to maintain a strong balance sheet as we start 2012. Most importantly, we are well positioned to perpetuate our 22-year consecutive annual dividend increase track record in 2012. We know the value of a safe and growing dividend is magnified in uncertain times.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2011, the company owned 1,422 properties in 47 states with a gross leasable area of approximately 16.4 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 6, 2012, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-K with the SEC for the year ended December 31, 2011. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release. AFFO should not be considered an alternative to net earnings, as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Income Statement Summary

Revenues:
Rental and earned income	$69,978	$55,930	$250,449	$214,249
Real estate expense reimbursement from tenants	3,060	2,333	9,927	7,197
Interest and other income from real estate transactions	583	498	2,312	2,982
Interest income on commercial mortgage residual interests	779	755	3,105	3,460

	74,400	59,516	265,793	227,888

Retail operations:
Revenues	11,436	8,500	45,139	32,958
Operating expenses	(10,920)	(8,133)	(43,096)	(31,647)

Net	516	367	2,043	1,311

Operating expenses:
General and administrative	8,554	5,464	28,814	22,763
Real estate	4,852	3,854	16,887	13,235
Depreciation and amortization	15,910	12,635	58,115	48,047
Impairment losses and other charges, net of recoveries	(1,615)	7,525	(1,431)	7,458
Impairment - commercial mortgage residual interests valuation	628	146	1,024	3,995

	28,329	29,624	103,409	95,498

Other expenses (revenues):
Interest and other income	(429)	(343)	(1,511)	(1,513)
Interest expense	19,585	16,655	74,845	65,179

	19,156	16,312	73,334	63,666

Gain on disposition of real estate	297	—	297	641
Income tax benefit (expense)	(521)	23	(779)	(475)
Equity in earnings of unconsolidated affiliate	153	108	474	428

Earnings from continuing operations	27,360	14,078	91,085	70,629

Earnings from discontinued operations	326	134	1,331	2,724

Earnings including noncontrolling interests	27,686	14,212	92,416	73,353

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	(124)	(5)	(11)	(367)
Discontinued operations	8	8	(80)	11

	(116)	3	(91)	(356)

Net earnings attributable to NNN	27,570	14,215	92,325	72,997
Series C preferred stock dividends	(1,696)	(1,696)	(6,785)	(6,785)

Net earnings available to common stockholders	$25,874	$12,519	$85,540	$66,212

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Weighted average common shares outstanding:
Basic	97,605	82,899	88,100	82,716

Diluted	98,671	84,041	88,837	82,849

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.26	$0.15	$0.95	$0.77
Discontinued operations	—	—	0.01	0.03

Net earnings	$0.26	$0.15	$0.96	$0.80

Diluted:
Continuing operations	$0.26	$0.15	$0.95	$0.77
Discontinued operations	—	—	0.01	0.03

Net earnings	$0.26	$0.15	$0.96	$0.80

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$25,874	$12,519	$85,540	$66,212
Real estate depreciation and amortization:
Continuing operations	15,537	11,456	53,827	43,182
Discontinued operations	15	92	216	468
Joint venture real estate depreciation	44	45	178	178
Gain on disposition of real estate	(432)	(122)	(527)	(1,712)
Impairment losses - real estate	—	—	431	—

Total FFO adjustments	15,164	11,471	54,125	42,116

FFO available to common stockholders	$41,038	$23,990	$139,665	$108,328

FFO per share:
Basic	$0.42	$0.29	$1.59	$1.31

Diluted	$0.42	$0.29	$1.57	$1.31

Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$25,874	$12,519	$85,540	$66,212
Total FFO adjustments	15,164	11,471	54,125	42,116

FFO available to common stockholders	41,038	23,990	139,665	108,328

Straight-line accrued rent	108	285	54	(74)
Net capital lease rent adjustment	404	400	1,595	1,544
Below market rent amortization	(615)	(99)	(1,106)	(376)
Stock based compensation expense	2,121	1,284	6,390	5,309
Capitalized interest expense	(366)	(257)	(1,213)	(617)
Convertible debt interest expense	1,026	1,577	5,837	6,154
Impairment losses and other charges, net of recoveries	(1,615)	7,525	(1,431)	7,458
Impairment - commercial mortgage residual interests valuation	628	146	1,024	3,995

Total AFFO adjustments	1,691	10,861	11,150	23,393

AFFO available to common stockholders	$42,729	$34,851	$150,815	$131,721

AFFO per share:
Basic	$0.44	$0.42	$1.71	$1.59

Diluted	$0.43	$0.41	$1.70	$1.59

Other Information:
Percentage rent	$644	$577	$1,120	$959

Amortization of debt costs	$351	$1,163	$4,141	$4,599

Scheduled debt principal amortization (excluding maturities)	$283	$263	$1,098	$1,051

Non-real estate depreciation expense	$27	$21	$168	$287

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: NNN classified the revenues and expenses related to leasehold interests which expired and properties which generated revenue and were sold or generated revenue and were held for sale as of December 31, 2011, as discontinued operations. The following is a summary of the earnings from discontinued operations.

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Rental and earned income	$591	$651	$3,736	$5,434
Real estate expense reimbursement from tenants	159	190	619	1,647
Interest and other income from real estate transactions	3	5	37	578
Interest and other income from non-real estate	—	—	—	2

	753	846	4,392	7,661

Expenses:
General and administrative	11	13	22	101
Real estate	269	297	1,146	2,363
Depreciation and amortization	38	114	306	627
Impairment losses - real estate	—	—	431	—
Interest	357	383	1,382	2,655

	675	807	3,287	5,746

Gain on disposition of real estate	284	122	424	1,434
Income tax expense	(36)	(27)	(198)	(625)

Earnings from discontinued operations including noncontrolling interests	326	134	1,331	2,724
Loss (earnings) attributable to noncontrolling interests	8	8	(80)	11

Earnings from discontinued operations attributable to NNN	$334	$142	$1,251	$2,735

National Retail Properties, Inc.

(in thousands)

(unaudited)

	Quarter Ended December 31,				Year Ended December 31,
	2011		2010		2011		2010
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Real Estate Disposition Summary
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	—	$297	—	$—	—	$297	2	$641
Discontinued operations	3	284	1	122	8	424	16	1,434
Noncontrolling interest	—	(149)	—	—	—	(194)	—	(363)

	3	$432	1	$122	8	$527	18	$1,712

National Retail Properties, Inc.

(in thousands)

(unaudited)

	December 31, 2011	December 31, 2010
Balance Sheet Summary

Assets:
Cash and cash equivalents	$2,082	$2,048
Receivables, net of allowance	2,149	3,403
Investment in unconsolidated affiliate	4,358	4,515
Mortgages, notes and accrued interest receivable	33,428	30,331
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	3,224,023	2,514,302
Accounted for using the direct financing method	26,518	29,773
Real estate held for sale	37,201	37,724
Commercial mortgage residual interests	15,299	15,915
Accrued rental income, net of allowance	25,187	25,535
Other assets	64,184	50,029

Total assets	$3,434,429	$2,713,575

Liabilities:
Line of credit payable	$65,600	$161,000
Mortgages payable	23,171	24,269
Notes payable - convertible, net of unamortized discount	355,371	349,534
Notes payable, net of unamortized discount	894,967	598,882
Other liabilities	91,444	51,116

Total liabilities	1,430,553	1,184,801

Stockholders’ equity of NNN	2,002,498	1,527,483
Noncontrolling interests	1,378	1,291

Total equity	2,003,876	1,528,774

Total liabilities and equity	$3,434,429	$2,713,575

Common shares outstanding	104,755	83,613

Gross leasable area, Property Portfolio (square feet)	16,428	12,972

NNN Retail Properties Fund I LLC

(in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	December 31, 2011	December 31, 2010

Assets:
Cash and cash equivalents	$307	$999
Receivables	200	200
Real estate	70,911	72,095
Other assets	402	561

	$71,820	$73,855

Liabilities:
Notes payable	$42,700	$43,600
Other liabilities	65	995

Total liabilities	42,765	44,595

Members’ equity	29,055	29,260

Total liabilities and equity	$71,820	$73,855

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues:
Rental income	$1,565	$1,565	$6,261	$6,261

Expenses:
General and administrative	73	73	332	331
Real estate	4	4	18	19
Depreciation and amortization	339	369	1,444	1,475
Interest	192	463	1,558	1,837

	608	909	3,352	3,662

Net earnings	$957	$656	$2,909	$2,599

National Retail Properties, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of December 31,
	Line of Trade	2011(1)	2010(2)
1.	Convenience stores	24.6%	23.5%
2.	Restaurants - full service	9.4%	10.1%
3.	Automotive parts	6.5%	7.8%
4.	General merchandise	5.2%	1.4%
5.	Theaters	5.0%	5.7%
6.	Automotive service	4.9%	5.3%
7.	Sporting goods	4.8%	4.5%
8.	Restaurants - limited service	3.6%	4.3%
9.	Consumer electronics	3.5%	2.6%
10.	Drug stores	3.2%	3.9%
11.	Health and fitness	2.6%	2.1%
12.	Travel plazas	2.5%	2.3%
13.	Recreational vehicle dealers, parts and accessories	2.3%	0.9%
14.	Home improvement	2.1%	1.0%
15.	Grocery	2.1%	2.6%
16.	Books	2.0%	3.7%
17.	Family entertainment centers	1.9%	1.3%
18.	Office supplies	1.5%	2.4%
19.	Furniture	1.5%	2.3%
20.	Financial services	1.3%	1.2%
	Other	9.5%	11.1%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	23.0%	6.	Indiana	3.5%
2.	Florida	9.2%	7.	California	3.4%
3.	Illinois	5.6%	8.	Ohio	3.3%
4.	North Carolina	5.2%	9.	Pennsylvania	3.1%
5.	Georgia	4.1%	10.	Virginia	3.1%

(1)	Based on the annualized base rent for all leases in place as of December 31, 2011.
(2)	Based on the annualized base rent for all leases in place as of December 31, 2010.

National Retail Properties, Inc.

Property Portfolio

Top Tenants

	Properties	% of Total(1)
Pantry	96	6.6%
Susser	86	6.4%
C.L. Thomas	66	5.4%
AMC Theatre	15	4.3%
BJ’s Wholesale Club	7	4.0%
Best Buy	20	3.4%
Mister Car Wash	44	3.1%
Road Ranger	34	3.0%
Gander Mountain	8	2.7%
Pull-A-Part	20	2.7%
LA Fitness	9	2.5%
Pep Boys	17	2.4%
Camping World	15	2.3%
Logan’s Roadhouse	26	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2012	1.5%	28	434,000	2018	3.5%	39	829,000
2013	3.5%	42	883,000	2019	3.1%	40	670,000
2014	3.3%	43	587,000	2020	3.5%	87	746,000
2015	3.1%	68	926,000	2021	5.1%	86	723,000
2016	2.1%	38	569,000	2022	8.9%	97	934,000
2017	3.8%	32	812,000	Thereafter	58.6%	764	7,472,000

(1)	Based on the annual base rent of $297,576,000, which is the annualized base rent for all leases in place as of December 31, 2011.
(2)	As of December 31, 2011, the weighted average remaining lease term is 12 years.
(3)	Square feet.